UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

SHARPLINK GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41962	87-4752260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 293-0619

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 5, 2025, SharpLink Gaming, Inc. (the “Company”) issued a press release announcing the Company’s ETH holdings to date and net proceeds from the Sales Agreement, dated May 30, 2025, as amended, between the Company and A.G.P./Alliance Global Partners, as Sales Agent (the “ATM Facility”). The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

ETH Update

During the period from July 28, 2025 through August 3, 2025, the Company acquired 83,561 ETH for an aggregate purchase price of approximately $303.7 million (inclusive of fees and expenses) at a weighted average purchase price per ETH of $3,634 (inclusive of fees and expenses). The purchases were made using the proceeds the Company received from the ATM Facility as described herein. The Company engages in staking activities with respect to its ETH (“ETH Holdings”). As of August 3, 2025, substantially all of the ETH Holdings were deployed in staking, including through liquid staking (“Staking Activities”). In connection with our current liquid staking activities, we will incur impairment charges for accounting purposes and these impairment charges will be material in the reporting period ended June 30, 2025. As of August 3, 2025, the Company’s aggregate ETH Holdings were 521,939. As of August 3, 2025, the Company has generated 929 ETH staking rewards, since launching its ETH treasury strategy on June 2, 2025. We note that aspects of our Staking Activities may be subject to government regulation and guidance subject to change.

At-the-Market Facility

During the period from July 28, 2025, through August 1, 2025, the Company sold a total of 13.6 million shares of the Company’s common stock, par value $0.0001 per share, for net proceeds of approximately $264.5 million pursuant to the ATM Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	SHARPLINK GAMING, INC.

/s/ Rob Phythian
Rob Phythian
Chief Executive Officer